Kroger, Albertsons Companies and C&S Wholesale Grocers, LLC Announce an Updated and Expanded Divestiture Plan
Amended Divestiture Plan Adds Stores, Facilities and Banner Names to
Enhance Competition in Overlap Geographies and to Address Regulator Concerns

CINCINNATI (April 22, 2024) – The Kroger Co. (NYSE: KR) and Albertsons Companies Inc. (NYSE: ACI) announced today that they have amended their definitive agreement with C&S Wholesale Grocers, LLC (C&S) for the sale of assets in connection with their proposed merger previously announced on October 14, 2022. This amended package modifies and builds on the initial divestiture package that was announced on September 8, 2023.

The amended divestiture package responds to concerns raised by federal and state antitrust regulators regarding the original agreement. The enhanced divestiture package includes a modified and expanded store set and additional non-store assets to further enable C&S to operate competitively following the completion of the proposed merger. The companies believe the amended divestiture package will bolster their position in regulatory challenges to the proposed merger, including pending court proceedings.

“We have reached an agreement with C&S for an updated divestiture package that maintains Kroger’s commitments to customers, associates and communities, addresses concerns raised by regulators, and will further ensure that C&S can successfully operate the divested stores as they are operated today,” said Rodney McMullen, Kroger’s Chairman and CEO. “Importantly, the updated divestiture plan continues to ensure no stores will close as a result of the merger and that all frontline associates will remain employed, all existing collective bargaining agreements will continue, and associates will continue to receive industry-leading health care and pension benefits alongside bargained-for wages. Our proposed merger with Albertsons will bring lower prices and more choices to more customers and secure the long-term future of unionized grocery jobs.”

The proposed merger will create meaningful and measurable benefits for America’s consumers, Kroger and Albertsons Cos. associates, and communities that both Kroger and Albertsons Cos. serve by expanding access to fresh, affordable food and establishing a more compelling alternative to large, non-union retailers. This updated divestiture plan marks another next step toward the completion of the merger by adding a well-capitalized competitor into new geographies.

“We are confident this expanded divestiture package will provide the stores, supporting assets and expert operators needed to ensure these stores continue to successfully serve their communities for many generations to come,” said Eric Winn, CEO of C&S. “C&S is a leader in the grocery industry, and we are excited for this expansion of our current retail business, which is a key part of our long-term growth strategy. We look forward to welcoming storied banners, quality private label brands, and a team of experienced retail associates into the C&S family. This amended agreement enables C&S’s heritage of selection, value and customer service to continue our legacy of braggingly happy customers.”

Transaction Details
The updated divestiture package increases the total store count by 166 to include 579 stores that will be sold to, and continue operating as they do today by the new owner, C&S.

It maintains the sale to C&S of the QFC, Mariano’s and Carrs banner names. Under the amended agreement, Kroger will also sell the Haggen banner to C&S. Stores currently under these banners that are retained by Kroger will be re-bannered into one of the retained Kroger or Albertsons Cos. banners following the close of the transaction with C&S.

Under the amended agreement, C&S will license the Albertsons banner in California and Wyoming and the Safeway banner in Arizona and Colorado. In these states, Kroger will re-banner the retained Albertsons and Safeway bannered stores following the closing of the merger. Kroger will maintain the Albertsons and Safeway banners in the remaining states.

The number of stores contained in the divestiture plan by geography is as follows:

•WA: 124 Albertsons Cos. and Kroger stores
•CA: 63 Albertsons Cos. stores
•CO: 91 Albertsons Cos. stores
•OR: 62 Albertsons Cos. and Kroger stores
•TX/LA: 30 Albertsons Cos. stores
•AZ: 101 Albertsons Cos. stores
•NV: 16 Albertsons Cos. stores
•IL: 35 Albertsons Cos. and Kroger stores
•AK: 18 Albertsons Cos. stores
•ID: 10 Albertsons Cos. stores
•NM: 9 Albertsons Cos. stores
•MT/UT/WY: 11 Albertsons Cos. stores
•DC/MD/VA/DE: 9 Harris Teeter stores

The above stores (regardless of banner) will be sold by Kroger to C&S following the closing of the merger with Albertsons Cos.

In connection with the additional stores being conveyed to C&S, the updated divestiture package includes increased distribution capacity through a combination of different and larger facilities as well as expanded transition services agreements to support C&S and the addition of one dairy facility.

The amended divestiture package also expands the corporate and office infrastructure provided to C&S given the increased store set to ensure C&S can continue to operate the divested stores competitively and cohesively. All fuel centers and pharmacies associated with the divested stores will remain with the stores and continue to operate.

The amended agreement maintains the divestiture of private label brands Debi Lilly Design, Primo Taglio, Open Nature, ReadyMeals and Waterfront Bistro to C&S. The revised agreement also provides C&S with access to the Signature and O Organics private label brands.

The updated plan will:
•Extend a competitor to new geographies through the sale of stores to a well-capitalized buyer that is led by seasoned operators with a strong balance sheet and a sound business plan;
•Ensure that no stores will close as a result of the merger;
•Maintain all current collective bargaining agreements, which include industry-leading healthcare and pension benefits, bargained-for wages, and ensuring frontline associates remain employed; and
•Commit to invest in associates and stores for the long term.

Subject to fulfillment of customary closing conditions, including Federal Trade Commission and/or other governmental clearance, and the completion of the Kroger-Albertsons merger, C&S will pay Kroger an all-cash consideration of approximately $2.9 billion, including customary adjustments.

Merger creates meaningful benefits for customers, associates and communities
The proposed merger with Albertsons Cos. will produce meaningful and measurable benefits for customers, associates and communities across the country. The combined company committed that no stores, distribution centers or manufacturing facilities will close as a result of the merger.

Customers will benefit from lower prices and more choices following the merger close. Kroger committed to investing $500 million to begin lowering prices day one post-close, and an additional $1.3 billion to improve Albertsons Cos.’ stores.

This commitment builds on Kroger’s long track record of reducing prices every year, with $5 billion invested to lower prices since 2003. Customers will also have access to more favorite items from their own communities, as Kroger committed to increasing the number of local products in its stores by 10 percent post-close. This merger creates more opportunities for families to access the fresh, affordable foods they love.

As a combined company, Kroger committed to investing $1 billion to raise wages and comprehensive benefits. This builds on the incremental $2.4 billion Kroger invested to improve wages and comprehensive benefits since 2018. To provide the best holistic support for each associate, the company will also extend continuing education and financial literacy benefits to all associates following the merger close. As union membership continues to decline nationwide, especially in the grocery industry, this merger is the best way to secure union jobs. Kroger has added more than 100,000 good-paying union jobs since 2012.

The proposed merger will allow the combined company to invest more deeply to end hunger in communities across America. In 2023, Kroger committed to donating 10 billion meals to families across the U.S. by 2030. Bringing these companies together provides one more step toward achieving communities that are free from hunger and food waste.

Kroger and Albertsons Cos. remain committed to defending the merger in court and unlocking the many benefits it offers.

Read more about the combined company’s commitment to customers, associates and communities at www.krogeralbertsons.com

About Kroger
At The Kroger Co. (NYSE: KR), we are dedicated to our Purpose: To Feed the Human Spirit™. We are, across our family of companies nearly half a million associates who serve over 11 million customers daily through a seamless digital shopping experience and retail food stores under a variety of banner names, serving America through food inspiration and uplift, and creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

This press release contains certain statements that constitute "forward-looking statements" within the meaning of federal securities laws, including statements regarding the effects of the proposed transaction and updated divestiture plan. These statements are based on the assumptions and beliefs of Kroger and Albertsons management in light of the information currently available to them. Such statements are indicated by words or phrases such as "create," "committed," “expand,” “establish,” “ensure,” “enhance,” “extend,” “completion,” "continue," and "will." Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in "Risk Factors" in each of Kroger's and Albertsons' annual report on Form 10-K for the last fiscal year and any subsequent filings, as well as the following: the expected timing and likelihood of completion of the proposed transaction and updated divestiture plan, including the timing, receipt and terms and conditions of any required governmental and regulatory clearance of the proposed transaction and updated divestiture plan and/or resolution of pending litigation challenging the merger; the impact of the proposed updated divestiture plan; the occurrence of any event, change or other circumstances that could give rise to the termination of the updated divestiture agreement; the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the merger agreement and proposed transaction or updated divestiture plan; the inability to consummate the proposed transaction or updated divestiture plan due to the failure to satisfy other conditions to complete the proposed transaction or updated divestiture plan; risks that the proposed transaction disrupts current plans and operations of Kroger and Albertsons Cos.; the ability to identify and recognize the anticipated benefits of the updated divestiture plan, including but not limited to the ability to enhance competition in overlap geographies and to address regulator concerns, create meaningful and measurable benefits for America’s consumers, Kroger and Albertsons associates, and communities that both Kroger and Albertsons serve, expand access to fresh, affordable food and establish a more compelling alternative to large, non-union retailers, and commitment that all frontline associates will remain employed, all existing collective bargaining agreements will continue, and associates will continue to receive industry-leading health care and pension benefits alongside bargained-for wages; the ability of the combined company to achieve its commitment that no stores, distribution centers or manufacturing facilities will close as a result of the proposed transaction, to invest $500 million to begin lowering prices post-close, and an additional $1.3 billion to improve Albertsons Cos.’ stores; the amount of the costs, fees, expenses and charges related to the proposed transaction or updated divestiture plan; and the ability of Kroger and Albertsons Cos. to successfully integrate their businesses and related operations; the ability of Kroger to maintain an investment grade credit rating; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction or updated divestiture plan. The ability of Kroger and Albertsons Cos. to achieve the goals for the proposed transaction may also be affected by their ability to manage the factors identified above.

The forward-looking statements by Kroger and Albertsons included in this press release speak only as of the date the statements were made. Neither Kroger nor Albertsons assumes the obligation to update the information contained herein unless required by applicable law. Please refer to the reports and filings of Kroger and Albertsons with the Securities and Exchange Commission for a further discussion of the risks and uncertainties that affect them and their respective businesses.

Media Contacts
Kroger
Erin Rolfes
Director, Corporate Communications & Media Relations
erin.rolfes@kroger.com

Albertsons Companies
Caroline Leach
media@albertsons.com

C&S Wholesale Grocers, LLC:
Lauren La Bruno
Vice President of Communications, Change Management and Community Relations
C&S Wholesale Grocers, LLC
CSComm@cswg.com

Investor Contacts
Kroger
Rob Quast
Senior Director of Investor Relations
investorrelations@kroger.com

Albertsons Companies
Melissa Plaisance
Senior Vice President, Investor Relations, Treasury and Risk Management
Investor-relations@albertsons.com

C&S Wholesale Grocers, LLC:
Julie Drake
Vice President, Assistant Treasurer
IR@cswg.com